Exhibit 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Dendrite International, Inc. (the “Company”) for the quarterly period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John E. Bailye, as Chief Executive Officer of the Company, and Kathleen E. Donovan, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

JOHN E. BAILYE —————————————— Name: John E. Bailye Title: Chairman of the Board and Chief Executive Officer Date: August 13, 2003

KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer Date: August 13, 2003